EXHIBIT 99.1

Contact: Lendway, Inc. Biz McShane, CFO info@lendway.com

FOR IMMEDIATE RELEASE

Mark Jundt, Dan Philp to serve as Co-Chief Executive Officers of Lendway, Inc.

MINNEAPOLIS, MN – June 11, 2024 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway”), a leading specialty ag and finance company (www.lendway.com), today announced the appointments of Mark R. Jundt and Daniel C. Philp as Co-Chief Executive Officers effective July 1, 2024.

“We are pleased that Mark and Dan have agreed to step into the Co-CEO role” said Nick Swenson, a Board member and representative of a group of Lendway stockholders. “Bloomia, the Company’s majority-owned subsidiary, is being run by its able CEO and 18% minority owner. We believe he is doing a spectacular job of running the underlying business. The Board believes that at the corporate level, Lendway’s leaders need to focus on administration, corporate governance, and new strategic initiatives. Having two very experienced mergers and acquisitions executives take on this shared role aligns skills with requirements. The Board is very excited to have Mark and Dan lead us into the future.”

Mr. Jundt has served as a member of our Board of Directors since November 2022 and as its Chair from August 2023. He has also served as General Counsel & Corporate Secretary of Air T, Inc. since 2008. Mr. Jundt has extensive experience in corporate governance, mergers and acquisitions, and litigation.

Mr. Philp has served as a member of our Board of Directors since November 2022. He has also served as Senior Vice President of Corporate Development at Air T, Inc. since 2014. Mr. Philp was instrumental in the Board’s oversight of the Company’s recent acquisition of Bloomia, B.V. He has significant experience investigating new acquisition targets and other strategic initiatives.

Randy D. Uglem, Lendway’s current President and Chief Executive Officer, tendered his resignation and is expected to depart the company effective July 1, 2024. “On behalf of the Board, I want to sincerely thank Randy for his excellent service during a period of significant change at Lendway,” said Mr. Jundt. “Dan and I believe wholeheartedly in this company and are excited to lead Lendway in its next chapter of growth.”

About Lendway, Inc.

Lendway, Inc (Nasdaq: LDWY) is a specialty ag and finance company focused on making and managing its ag investments in the U.S. and internationally. Lendway is the majority owner of Bloomia, one of the largest producers of fresh cut tulips in the United States. Lendway also fully owns and operates FarmlandCredit.com, a non-bank lending business that seeks to purchase existing loans and/or originate and fund new loans domestically. For additional information, contact (800) 874-4648, or visit our website at www.lendway.com. Investor inquiries can be submitted to info@lendway.com.

 Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.